                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the St. Paul Bancorp, Inc. 1995 Incentive Plan of our report dated January 20, 1995, with respect to the consolidated financial statement of St. Paul Bancorp, Inc. included in its Annal Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP



June 23, 1995
Chicago, Illinois